Exhibit 5.1

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August 14, 2026
Zentalis Pharmaceuticals, Inc.
10275 Science Center Dr., Suite 200
San Diego, California
Re:    Registration Statement on Form S-3 (Registration No. 333-286122): Public Offering of 26,450,000 Shares of Common Stock
To the addressee set forth above:
We have acted as special counsel to Zentalis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of 26,450,000 shares (including up to 3,450,000 shares issuable upon the exercise of the underwriters’ option to purchase additional shares) of common stock, $0.001 par value per share (the “Shares”). The Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on March 26, 2025 (Registration No. 333-286122) (as so filed and as amended, the “Registration Statement”), a base prospectus dated April 4, 2025 (the “Base Prospectus”), a preliminary prospectus supplement dated August 13, 2026 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Preliminary Prospectus”), and a prospectus supplement dated August 13, 2026 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Prospectus”). The Shares are being sold pursuant to an underwriting agreement dated August 13, 2026, by and among TD Securities (USA) LLC, Guggenheim Securities, LLC and Oppenheimer & Co., LLC, as representatives of the several underwriters listed on Schedule I thereto, and the Company (the “Underwriting Agreement”).
This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.
As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon

August 14, 2026 Page 2

certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.
Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor in the circumstances contemplated by the Underwriting Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable.
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K dated August 14, 2026, and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP